Exhibit 99.1
Howard Weil 42nd Annual Energy Conference March 25-26, 2014
Forward Looking Statements 2 This material and any oral statements made in connection with this material include "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Statements made which provide the Company's or management's intentions, beliefs, expectations or predictions for the future are forward-looking statements and are inherently uncertain. The opinions, forecasts, projections or other statements other than statements of historical fact, including, without limitation, plans and objectives of management of the Company are forward-looking statements. It is important to note that actual results could differ materially from those discussed in such forward-looking statements. Important factors that could cause actual results to differ materially include the risk factors and other cautionary statements contained from time to time in the Company's SEC filings, which may be obtained by contacting the Company or the SEC. These filings are also available through the Company's web site at http://www.patenergy.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement. Statements made in this presentation include non-GAAP financial measures. The required reconciliation to GAAP financial measures are included on our website and at the end of this presentation.
Patterson-UTI Energy is a leading provider of contract drilling and pressure pumping services
Contract Drilling High quality fleet of land drilling rigs including 127 APEX(r) rigs Leader in walking rig technology for pad drilling applications Large footprint across North American drilling markets American drilling markets American drilling markets American drilling markets American drilling markets American drilling markets American drilling markets Patterson-UTI reported results for the year ended December 31, 2013 4 Pressure Pumping 36%
Pressure Pumping High quality fleet of modern pressure pumping equipment A leader in natural gas bi-fuel technology Strong reputation for regional knowledge and efficient operations Patterson-UTI reported results for the year ended December 31, 2013 5 (CHART) Pressure Pumping 36%
Contract Drilling
7 Contract Drilling Capital Expenditures and Acquisitions ($ in millions) Investing in Our Drilling Rig Fleet (CHART) More than $4.5 billion invested since 2005
...and Expected as of December 31, 2014 APEX-XK 1500(tm) APEX-XK 1000(tm) APEX WALKING(r) APEX 1500(r) APEX 1000(r) Total APEX(r) Rigs Class APEX(r) Rigs as of March 25, 2014 36 4 49 44 11 144 12/31/2014 A leader in high specification drilling rigs 19 4 49 44 11 127 3/25/2014 APEX(r) Rig Fleet 8
Permian Basin 53 Rigs Large Geographic Footprint 9 PTEN's Active U.S. Land Drilling Rigs as of March 2014 East Texas Appalachia & Midwest North Texas Mid-Continent Rockies South Texas 31 Rigs 33 Rigs 25 Rigs 37 Rigs 5 Rigs 13 Rigs
Why invest in APEX(r) rigs? ...the impact has been transformative!
Greater Consistency in Rig Activity 11 11 Active APEX(r) Rig Count
Rig Count by Rig Class 12 12
Greater Stability of Utilization 13 13 APEX(r) Rig Utilization
Improving Average Revenue Per Day 14 14 Patterson-UTI Total Average Revenue Per Day Excludes early-termination revenues during the third and fourth quarter of 2013 of $3,600 per day and $130 per day, respectively.
Contribution from High Specification Rigs 15 15 Preferred rigs account for approximately 87% of Contract Drilling EBITDA Excludes early-termination revenues during the third and fourth quarter of 2013 of $62.8 million and $2.4 million, respectively.
Why invest in APEX(r) rigs? ...the outlook remains strong!
(CHART) 17 U.S. Rig Count % by Drilling Type High-Spec rigs account for less than half of the total horizontal rig count Continued Demand for APEX(r) Rigs
18 High-Specification Rigs by Owner Type Consolidated Segment of Industry Big 3 U.S. land drillers control almost 70% of the high specification rigs in the U.S. (CHART)
Why invest in APEX(r) rigs? ...Patterson-UTI is a technology leader!
APEX WALKING(r) Rigs 20 Capable of walking with drill pipe and collars racked in derrick Full multi-directional walking capability Walking times average 45 minutes for 10' - 15' well spacing http://patenergy.com/drilling/technology/apexwalk 20
Strong Demand for Pad Drilling 21 Pad drilling is contributing to increasing rig efficiency Pad drilling capable rigs are highly utilized All new APEX(r) rigs completed in 2014 are expected to have walking systems http://patenergy.com/drilling/technology 21
APEX-XK(tm) Rig Walking on Pad 22 http://patenergy.com/drilling/technology/apexwalk/ Video of APEX-XK(tm) Rig 22
The APEX-XK(tm) 23 Enhanced mobility including more efficient rig up and rig down Greater clearance under rig floor for optional walking system Advanced environmental spill control integrated into drilling floor Optimized number of truck loads for rig moves Available in both 1500 HP and 1000 HP http://patenergy.com/drilling/technology 23
Enhancing our Position in Pad Drilling 24 Walking Systems Can be Added to Any Rig in Our Fleet... ...Allowing for True Multi-Directional Pad Drilling Capabilities 24
Enhancing our Position in Pad Drilling 25 http://patenergy.com/drilling/technology 25
Early Adopter of Natural Gas Engines 26 http://patenergy.com/drilling/technology 26
Using Natural Gas as a Fuel Source 27 First contract driller to use GE's Waukesha natural gas engines on a modern land rig 28 rigs currently configured to use natural gas as the primary fuel source including 7 natural gas powered rigs and 21 bi-fuel capable rigs We plan to add GE Waukesha engines to two additional rigs and upgrade 17 rigs with bi-fuel systems during 2014 Natural gas powered rigs can result in up to 80% lower fuel costs http://patenergy.com/drilling/technology 27
Pressure Pumping
Investing in Pressure Pumping 29 29 Pressure Pumping Capital Expenditures and Acquisitions ($ in millions) Approximately $1 billion invested since 2005
Growing Pressure Pumping Business 30 30 Investments in Pressure Pumping... ...Have Increased Fleet Size and Quality 65 760 * Includes acquisition of approximately 210,000 pressure pumping horsepower in October 2010
Southwest Region: Northeast Region: (CHART) Fracturing horsepower: 343,000 Other horsepower: 28,000 Fracturing horsepower: 332,000 Other horsepower: 60,600 A Significant Player in Regional Markets Pressure Pumping Areas 31
A Leader in Bi-Fuel Technology Engines can burn a fuel mix comprised of up to 70% natural gas Comparable torque and horsepower as an all diesel engine Reduces operating costs by lowering fuel costs Good for environmental sustainability http://patenergy.com/pressurepumping/services 32
A Leader in Bi-Fuel Technology 33 http://patenergy.com/pressurepumping/services 33
A Leader in Bi-Fuel Technology 34 One of the largest bi-fuel frac fleets in the Marcellus More than 600 stages completed using natural gas as a fuel source Replaced more than 332,000 gallons of diesel with cleaner burning natural gas Eliminated 2.4 million pounds of transportation loads on local roads http://patenergy.com/pressurepumping/services 34
Comprehensive Lab Services http://patenergy.com/pressurepumping/services 35
Financial Flexibility
Investing in Our Company 37 37 Capital Expenditures and Acquisitions ($ in millions)
Strong Financial Position 38 History of returning capital to investors Cash Dividend Initiated cash dividend in 2004 Recently announced doubling of quarterly cash dividend to $0.10 per share Stock Buyback Total of $843 million repurchased since 2005 Repurchased $85.8 million of stock in 2013 at an average price of $20.83 Approximately $187 million remaining authorization as of December 31, 2013 Returned approximately $1.2 billion to shareholders since 2005
Strong Financial Position 39 39 Total Liquidity ($ in millions) Liquidity defined as end of period cash plus availability under revolving line of credit
Strong Financial Position 40 40 Net Debt to Capital Ratio $600 million of debt not due until at least 2020
Strong Financial Returns 41 41 CAGR 16.3% Growth in Per-Share Book Value
Why Invest in Patterson-UTI Energy? Continuing Transformation Committed to high-spec land rigs where demand remains strong Creating value through focus on well site execution Technology leader Leader in walking rigs for pad drilling Innovator in use of natural gas as a fuel source for both drilling and pressure pumping Financially flexible Strong balance sheet History of share buybacks Dividends 42
Howard Weil 42nd Annual Energy Conference March 25-26, 2014
Additional References
Active in Unconventional Plays 45 PTEN's Active Rigs in Unconventional Areas as of March 2014 Bakken Piceance Haynesville Marcellus Barnett 19 Rigs Eagle Ford 2 Rigs 21 Rigs 2 Rigs 33 Rigs 5 Rigs Utica 12 Rigs Woodford 2 Rigs
(CHART) AC-powered rigs represent less than half of the horizontal rig count Total U.S. Horizontal Rig Count by Power Type Continued Demand for APEX(r) Rigs Analysis from Patterson-UTI Energy based on IHS drilling data 46
Term Contract Coverage Based on term contracts in place as of February 6, 2014 An average of 124 rigs expected under term contract in the first quarter of 2014 An average of 93 rigs expected under term contract for 2014 Drilling term contract revenue backlog of $946 million at December 31, 2013 PTEN expects to continue signing term contracts Improving earnings visibility and returns stability 47
Strong Financial Position Total liquidity of approximately $710 million $250 million of cash at December 31, 2013 $460 million revolver availability at December 31, 2013 $443 million net debt at September 30, 2013 13.8% Net Debt/Total Capitalization $300 million of 4.97% Series A notes due October 5, 2020 $300 million of 4.27% Series B notes due June 14, 2022 $92.5 million of 5-year term loan No equity sales in last 13 years Reduced share count by 28.4 million shares since 2005 48
Three Months Ended December 31, Three Months Ended December 31, Twelve Months Ended December 31, Twelve Months Ended December 31, 2013 2012 2013 2012 Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)(1): Net income $ 16,591 $ 58,859 $ 188,009 $ 299,477 Income tax expense 9,475 35,585 108,432 176,196 Net interest expense 6,947 5,738 27,441 22,196 Depreciation, depletion, amortization and impairment 183,118 132,791 597,469 526,614 EBITDA $ 216,131 $ 232,973 $ 921,351 $ 1,024,483 Total revenue $ 658,772 $ 652,750 $ 2,716,034 $ 2,723,414 EBITDA margin 32.8% 35.7% 33.9% 37.6% EBITDA by operating segment: Contract drilling $ 172,178 $ 168,982 $ 704,990 $ 739,709 Pressure pumping 45,757 60,856 217,228 243,857 Oil and natural gas 8,757 12,304 44,348 48,627 Corporate and other (10,561) (9,169) (45,215) (7,710) Consolidated EBITDA $ 216,131 $ 232,973 $ 921,351 $ 1,024,483 (1) EBITDA is not defined by generally accepted accounting principles ("GAAP"). We present EBITDA (a non-GAAP measure) because we believe it provides additional information with respect to both the performance of our fundamental business activities and our ability to meet our capital expenditures and working capital requirements. EBITDA should not be construed as an alternative to the GAAP measures of net income or operating cash flow. (1) EBITDA is not defined by generally accepted accounting principles ("GAAP"). We present EBITDA (a non-GAAP measure) because we believe it provides additional information with respect to both the performance of our fundamental business activities and our ability to meet our capital expenditures and working capital requirements. EBITDA should not be construed as an alternative to the GAAP measures of net income or operating cash flow. (1) EBITDA is not defined by generally accepted accounting principles ("GAAP"). We present EBITDA (a non-GAAP measure) because we believe it provides additional information with respect to both the performance of our fundamental business activities and our ability to meet our capital expenditures and working capital requirements. EBITDA should not be construed as an alternative to the GAAP measures of net income or operating cash flow. (1) EBITDA is not defined by generally accepted accounting principles ("GAAP"). We present EBITDA (a non-GAAP measure) because we believe it provides additional information with respect to both the performance of our fundamental business activities and our ability to meet our capital expenditures and working capital requirements. EBITDA should not be construed as an alternative to the GAAP measures of net income or operating cash flow. (1) EBITDA is not defined by generally accepted accounting principles ("GAAP"). We present EBITDA (a non-GAAP measure) because we believe it provides additional information with respect to both the performance of our fundamental business activities and our ability to meet our capital expenditures and working capital requirements. EBITDA should not be construed as an alternative to the GAAP measures of net income or operating cash flow. PATTERSON-UTI ENERGY, INC. Non-GAAP Financial Measures (Unaudited) (dollars in thousands) Non-GAAP Financial Measures 49

Non-GAAP Financial Measures

PATTERSON-UTI ENERGY, INC.
Non-GAAP Financial Measures (Unaudited)
(dollars in thousands)

	2013	2012	2011	2010	2009	2008
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)(1):						
Net income (loss)	$ 188,009	$ 299,477	$ 322,413	$ 116,942	$ (38,290)	$ 347,069
Income tax expense (benefit)	108,432	176,196	187,938	72,856	(17,595)	193,490
Net interest expense (income)	27,441	22,196	15,465	11,098	3,767	(923)
Depreciation, depletion, amortization and impairment	597,469	526,614	437,279	333,493	289,847	275,990
Net impact of discontinued operations	-	-	(209)	1,778	1,979	15,190
EBITDA	$ 921,351	$ 1,024,483	$ 962,886	$ 536,167	$ 239,708	$ 830,816
Total revenue	$ 2,716,034	$ 2,723,414	$ 2,565,943	$ 1,462,931	$ 781,946	$ 2,063,880
EBITDA margin	33.9%	37.6%	37.5%	36.7%	30.7%	40.3%

(1) EBITDA is not defined by generally accepted accounting principles ("GAAP"). We present EBITDA (a non-GAAP measure) because we believe it provides additional information with respect to both the performance of our fundamental business activities and our ability to meet our capital expenditures and working capital requirements. EBITDA should not be construed as an alternative to the GAAP measures of net income or operating cash flow.

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PATTERSON-UTI ENERGY INC.